                                                                      EXHIBIT 21

                   MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


                                                 State of           Name under which Business
Name as Specified                             Incorporation          Done if Different from
     in Charter                              or Organization        Name Specified in Charter
-----------------                            ---------------        -------------------------

Marsh Drugs, Inc.                                Indiana                 Marsh Drugs
Marsh Village Pantries, Inc.                     Indiana                 Village Pantry
Mundy Realty, Inc.                               Indiana
Mar Properties, Inc.                             Indiana
Marlease, Inc.                                   Indiana
Marsh International, Inc.                        Indiana
Maraines Greenery, Inc.                          Indiana                 Floral Fashions
Limited Holdings, Inc.                           Indiana
Convenience Store
    Distributing Company                         Ohio                    CSDC
Marsh P.Q., Inc.                                 Indiana
S.C.T., Inc.                                     Indiana
North Marion Development Corp.                   Indiana
Contract Transport, Inc.                         Indiana
Crystal Food Services, LLC                       Indiana                 Crystal Food Services
LoBill Foods, LLC                                Indiana                 LoBill
Contract Transport, LLC                          Indiana
Marsh Supermarkets, LLC                          Indiana                 Marsh
Village Pantry, LLC                              Indiana                 Village Pantry
Marsh Drugs, LLC                                 Indiana                 Marsh Drugs
Trademark Holdings, Inc.                         Delaware
Marsh Clearing House, LLC                        Indiana
Convenience Store
    Transportation Company, LLC                  Indiana                 CSTC
Convenience Store Distributing Company, LLC      Indiana                 CSDC
Crystal Food Management Services, LLC            Indiana
Butterfield Foods, LLC                           Indiana                 Butterfield